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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                          ---------------------------


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported):  July 22, 1997



                              SI TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



       DELAWARE                         0-12370                 95-3381440
(State or Other Jurisdiction of  (Commission File Number) (IRS Employer ID. No.)
 Incorporation or Organization)



                 4611 South 134th Place
                 Seattle, Washington                          98168
                 (Address of Principal Executive Offices)    (Zip Code)

                                 (206) 244-6100
              (Registrant's Telephone number, including area code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     (a) On July 22, 1997 SI Technologies, Inc. (the "Company") acquired all of the outstanding capital stock of Aero-Go, a Tukwila, Washington-based company engaged in the manufacture, development and sale of air and water bearing "load handling" systems.

          The stock was acquired for cash consideration of $6,000,000 pursuant to a merger, from 29 Aero-Go shareholders. The value of consideration given in exchange for the stock was determined by reference to Aero-Go's past operating history and the Company's analysis of its future earnings potential. The Company borrowed the funds for the acquisition from US Bank of Washington, N.A. The borrowed funds are secured by the assets of the Company and Aero-Go, as well as the stock of Aero-Go.

     (b) Aero-Go is an operating company. The Company currently intends to continue to operate Aero-Go as a separate subsidiary.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements.

     (b)  Pro Forma Financial Information.

          (i) Unaudited Pro Forma combined condensed financial statements of the Company and Aero-Go, Inc. for the year ended July 31, 1996 and the nine months ended April 30, 1997.

     (c)  Exhibits.

          (i) Acquisition Agreement among SI Technologies, Inc., SI Acquisition Corporation, Aero-Go, Inc. and Kurtis V. Kosty, Peter J. Burger, Stanley B. McDonald, Robert J. Behnke, and T. Evans Wykoff dated July 21, 1997.

          (ii) Closing and Indemnification Escrow Agreement dated as of July 21, 1997, by and among SI Technologies, Inc., Aero-Go, Inc., Kurt Kosty and Stanley B. McDonald, as representatives of the shareholders and First Trust National Association, as escrow agent.


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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  August 6, 1997

                                    SI TECHNOLOGIES, INC.



                                By    /s/ Rick A. Beets
                                    --------------------------------------
                                    Rick A. Beets, President


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